[STATER BROS. MARKETS LOGO]


                                                                    EXHIBIT 99.4


21700 BARTON ROAD                                                       Contact:
P. O. BOX 150                                                         Phil Smith
COLTON, CALIFORNIA  92324                             Stater Bros. Holdings Inc.
                                                                  (909) 783-5287




P R E S S  R E L E A S E
FOR IMMEDIATE RELEASE
WEDNESDAY, DECEMBER 18, 2002

                  STATER BROS. HOLDINGS ANNOUNCES RECORD SALES

Colton, California. December 18, 2002: Today, Jack H. Brown, Chairman, President and Chief Executive Officer of Stater Bros. Holdings Inc. announced record sales for the fifty-two week fiscal year ended September 29, 2002.

The Company set a sales record for the fifty-two week 2002 fiscal year. Sales for fiscal 2002 were $2.666 billion, an increase of 3.6% when compared to sales of $2.574 billion for the fifty-three week 2001 fiscal year and sales increased 5.6% after converting fiscal 2001 to a comparable fifty-two week year. Sales for the thirteen-week fourth quarter ended September 29, 2002 (fiscal 2002) were $676.8 million, a decrease of 2.9% when compared to $696.8 million for the fourteen-week fourth quarter ended September 30, 2001 (fiscal 2001). Sales for the fourth quarter of 2002 on a thirteen-week comparable basis increased 4.6%. In fiscal 2002, like store sales increase 5.3% over fiscal 2001, this comparison converts fiscal 2001 from a fifty-three week period to a fifty-two week period. For the fourth quarter of 2002, like stores sales increased 4.0% over fourth quarter 2001, this comparison converts the fourth quarter of fiscal 2001 from a fourteen-week period to a thirteen-week period.

Operating cash flow (EBITDA) is defined as earnings before extraordinary gain or loss, interest expense, income taxes, depreciation and amortization. EBITDA amounted to $22.1 million and $103.6 million for the fourth quarter and year to date periods in fiscal 2002 compared to $25.9 million and $94.8 million for the like periods of fiscal 2001.

The Company reported a net income of $11.8 million for the fiscal year 2002 compared to $7.8 in fiscal year 2001. The results for the fourth quarters of 2002 and 2001 were net income of $652,000 and $2.4 million, respectively.

Brown said, "The results of the fourth quarter were adversely affected by increases in contributions to union pension, health and welfare plans and substantial increases in summer utility rates. We were pleased with the fiscal year results and our people are committed to gain back the momentum we had achieved in EBITDA and net income performance. We have the right plan and personnel in place to regain this momentum. We have been able to protect our sales base by focusing our efforts to serve our "Valued Customers" one at a time."

Stater Bros. Holdings Inc. is the largest privately held Supermarket Chain in Southern California and operates 156 supermarkets through its wholly-owned subsidiary, Stater Bros. Markets.

For information contact: Jack H. Brown, Chairman, President and Chief Executive Officer at (909) 783-5000.

Stater Bros. Markets operates 156 Supermarket locations, with 47 in San Bernardino County, 40 in Riverside County, 30 in Orange County, 27 in Los Angeles County, 10 in Northern San Diego County, and 2 in Kern County. There are over 14,000 members of the Stater Bros. "Family" of Employees. Stater Bros. is the largest private employer in the Inland Empire of Southern California, which is one of the fastest growing areas in the United States. Headquartered in Colton, California, Stater Bros. has been serving Southern California customers since 1936. In the spring of 2003, Stater Bros. will open its 157th Supermarket in Corona, California.


     STATER BROS. MARKETS...SERVING SOUTHERN CALIFORNIA FOR 66 GOLDEN YEARS
                                     # # #

                           STATER BROS. HOLDINGS INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                    UNAUDITED

                                                                                  09/29/02       9/30/01
                                                                                 ----------     ---------
Assets
     Current Assets
         Cash                                                                    $  81,043      $ 101,636
         Receivables                                                                33,561         30,252
         Inventories                                                               175,404        170,189
         Other                                                                      26,958         17,217
                                                                                 ---------      ---------

     Total current assets                                                          316,966        319,294

     Investment in unconsolidated affiliate                                         15,580         12,666

     Property, plant, & equipment, net                                             281,999        274,487

     Deferred debt issuance costs, net                                              13,936         12,042
     Other                                                                           5,649         10,805
                                                                                 ---------      ---------

Total Assets                                                                     $ 634,130      $ 629,294
                                                                                 =========      =========

Liabilities and Stockholders' Deficit
     Current Liabilities
         Accounts payable                                                        $ 104,166      $ 107,485
         Accrued expenses and other liabilities                                     88,223         86,077
         Current portion of capital lease obligations
           and long-term debt                                                        1,117          1,435
                                                                                 ---------      ---------

     Total current liabilities                                                     193,506        194,997

     Long-term debt, less current portion                                          458,750        439,000
     Capital lease obligations, less current portion                                10,981         12,098
     Other long-term liabilities                                                    45,014         24,608

     Common stockholders' deficit                                                  (74,121)       (41,409)
                                                                                 ---------      ---------

Total Liabilities and Stockholders' Deficit                                      $ 634,130      $ 629,294
                                                                                 =========      =========

                           STATER BROS. HOLDINGS INC.
                         CONDENSED RESULTS OF OPERATIONS
                                 (IN THOUSANDS)
                                    UNAUDITED

                                            13 Weeks       14 Weeks        52 Weeks         53 Weeks
                                             Ended          Ended            Ended            Ended
                                            09/29/02       09/30/01        09/29/02         09/30/01
                                           ----------     ----------     ------------     ------------
Sales                                      $ 676,767      $ 696,834      $ 2,666,346      $ 2,573,913

Gross profits                                182,702        183,167          708,820          662,848

Operating Expenses:
     Selling, general and
         administrative expenses             161,237        158,287          608,289          572,815
     Depreciation and amortization             8,333          7,959           31,493           29,061
                                           ---------      ---------      -----------      -----------

Total operating expenses                     169,570        166,246          639,782          601,876
                                           ---------      ---------      -----------      -----------
Operating profit                              13,132         16,921           69,038           60,972

Interest income                                  376            812            1,721            3,409
Interest expense                             (13,373)       (13,904)         (52,814)         (52,410)
Equity in earnings from unconsolidated
  affiliate                                      359            411            2,914            1,584
Other expenses, net                              (91)          (183)          (1,579)            (258)
                                           ---------      ---------      -----------      -----------

Income before income taxes (benefit)             403          4,057           19,280           13,297

Income taxes (benefit)                          (249)         1,663            7,491            5,452
                                           ---------      ---------      -----------      -----------

Net income                                 $     652      $   2,394      $    11,789      $     7,845
                                           =========      =========      ===========      ===========